UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

El Dorado Facility

On November 6, 2013, El Dorado Chemical Company (“EDCC”), a subsidiary of LSB Industries, Inc. (the “Company”), entered into separate Construction Agreements (the “EDCC Agreements”) with SAIC Constructors, LLC (“Constructors”), a subsidiary of Science Applications International Corporation (“SAIC”), to construct a 360,000 ton per year nitric acid plant and a 40,000 ton per year nitric acid concentrator plant at the Company’s chemical production facility located in El Dorado, Arkansas. The obligations of EDCC and Constructors under the EDCC Agreements are guaranteed by the Company and SAIC, respectively. Construction is expected to be completed by mid-2015, subject to timely receipt of environmental permits and assuming no unexpected delays.

The total cost of the plants is expected to be $120 million, including approximately $5 million of fees to be paid to Constructors under the EDCC Agreements.

Mr. Lance Benham, who was appointed as a member of the Company’s Board of Directors in March 2013, retired as Senior Vice President of SAIC Energy, Environment & Infrastructure, LLC (“SAIC Energy”), a subsidiary of SAIC, in January 2013. During the first nine months of 2013, the Company has incurred approximately $5.7 million with another subsidiary of SAIC for engineering services and deconstruction services relating to the Company’s chemical facilities. There are no arrangements or understandings between Mr. Benham and any other person pursuant to which Mr. Benham was appointed as a director of LSB.

Amendment to Working Capital Revolver Loan

On November 6, 2013, the Company, ThermaClime L.L.C., a wholly owned subsidiary of the Company (“ThermaClime”), certain subsidiaries of ThermaClime, and Consolidated Industries Corp., a subsidiary of the Company (“Consolidated Industries”), entered into the Ninth Amendment to the Amended and Restated Loan and Security Agreement (the “Amendment”), with the lenders identified on the signature pages thereof and Wells Fargo Capital Finance, Inc. (“Wells Fargo”), as the arranger and administrative agent, which amends ThermaClime’s existing $100 million working capital revolver (the “Working Capital Revolver”). The Amendment provides that, in addition to the collateral securing the Working Capital Revolver on a first priority basis, the Working Capital Revolver shall be secured on a second-priority basis by certain collateral which secures the Company’s Senior Secured Notes on a first priority basis. The Working Capital Revolver Loan will mature on April 13, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Construction Agreement-DMW2, dated November 6, 2013, between El Dorado Chemical Company and SAIC Constructors, LLC.

99.2	Construction Agreement-NACSAC, dated November 6, 2013, between El Dorado Chemical Company and SAIC Constructors, LLC.

99.3	Ninth Amendment to the Amended and Restated Loan and Security Agreement, dated effective as of November 6, 2013, by and among the Company, ThermaClime, Inc., certain subsidiaries of ThermaClime, and Consolidated Industries, the Lenders signatory thereto, and Wells Fargo Capital Finance, Inc, as the arranger and administrative agent for the Lenders.

99.4	Press Release dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2013

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer